UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
May 23, 2022

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	83-4109918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 Canal Street New York, NY		10013 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2022, the Board of Directors (the “Board”) of BARK, Inc. (the “Company”) appointed Mr. David Kamenetzky as a new member of the Board, effective immediately.

Mr. Kamenetzky's appointment increased the size of the Board from six to seven members, and his term of office will expire at the Company’s 2024 annual meeting of stockholders or upon his successor being duly elected and qualified.

As a non-employee director, Mr. Kamenetzky is entitled to receive compensation arrangements in accordance with the Company’s Director Compensation Program, which currently includes an annual cash retainer of $40,000, paid in substantially equal quarterly installments, and an initial award of $300,000 in Restricted Stock Units (“RSUs”), which shall vest on the one-year anniversary of the grant date (subject to the director's continued service through the vesting date), and additional annual awards of 30,000 RSUs upon continuing service as of the respective dates of the Company's future annual meetings of stockholders, each of which shall vest on the one-year anniversary of such grant, provided that the annual awards shall become fully vested as of the day immediately preceding the next annual meeting, if sooner, subject in each case to the director's continued service through the vesting date. In addition, the Board appointed Mr. Kamenetzky to its Compensation Committee and to its Corporate Governance and Nominating Committee, having determined that he satisfied all applicable requirements to serve on such committees, including without limitation the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended to date. Mr. Kamenetzky shall receive additional annual cash retainers of $5,000 and $5,000, paid in substantially equal quarterly installments, for his service on such committees, respectively.

The Company will enter into its form of Indemnity Agreement with Mr. Kamenetzky, a copy of which has been filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 23, 2021.

There is no arrangement or understanding between Mr. Kamenetzky and any other persons pursuant to which Mr. Kamenetzky was appointed as a director. Furthermore, there are no transactions between Mr. Kamenetzky and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: General Counsel
Date: May 26, 2022